
<ARTICLE>                  5
<LEGEND>
This schedule contains summary financial information primarily extracted from
Capita Preferred Funding L.P.'s unaudited consolidated income statement and balance sheet as of and for the six months ended June 30, 1998 and is qualified in its entirety by reference to such unaudited consolidated financial statements.
</LEGEND>
<MULTIPLIER>                 1,000

<PERIOD-TYPE>               6-MOS
<FISCAL-YEAR-END>           DEC-31-1998
<PERIOD-END>                JUN-30-1998
<CASH>                                0
<SECURITIES>                          0
<RECEIVABLES>                         0
<ALLOWANCES>                          0
<INVENTORY>                           0
<CURRENT-ASSETS>                  2,434<F2>
<PP&E>                                0
<DEPRECIATION>                        0<F1>
<TOTAL-ASSETS>                  242,580
<CURRENT-LIABILITIES>                 0<F2>
<BONDS>                               0
<COMMON>                         36,394
<PREFERRED-MANDATORY>                 0
<PREFERRED>                     206,186
<OTHER-SE>                            0
<TOTAL-LIABILITY-AND-EQUITY>    242,580
<SALES>                               0
<TOTAL-REVENUES>                 10,722
<CGS>                                 0
<TOTAL-COSTS>                         0
<OTHER-EXPENSES>                      0
<LOSS-PROVISION>                      0
<INTEREST-EXPENSE>                    0
<INCOME-PRETAX>                  10,722
<INCOME-TAX>                          0
<INCOME-CONTINUING>              10,722
<DISCONTINUED>                        0
<EXTRAORDINARY>                       0
<CHANGES>                             0
<NET-INCOME>                     10,722
<EPS-PRIMARY>                         0
<EPS-DILUTED>                         0





* In accordance with Regulation S-K item 601(c) 2, inapplicable or immaterial financial data is reflected as zero value.

<F1> Accumulated depreciation relates to equipment under operating leases.

<F2> This item is not applicable since the Partnership does not prepare a classified balance sheet.



